Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-196870 and 333-209506 on Forms S-3 of our report dated March 3, 2016, relating to the consolidated financial statements and financial statement schedule of Phillips Edison Grocery Center REIT I, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Phillips Edison Grocery Center REIT I, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 3, 2016